Exhibit 99.1

Medidata Reports Record Second Quarter 2017 Results

  Record revenue of $137.4 million, representing 20% year-over-year growth
  GAAP net income of $8.3 million, or $0.14 per diluted share, up 33% year-over-year
  Cash flow from operations of $38.2 million, representing 31% year-over-year growth

NEW YORK--(BUSINESS WIRE)--July 18, 2017--Medidata (NASDAQ:MDSO), the leading global provider of cloud-based solutions and data analytics for clinical research, today announced its financial results for the second quarter of 2017.

"As our second quarter and first half year results show, our investments in innovation and talent are paying off, creating value and establishing Medidata as the trusted partner of choice for life sciences," said Tarek Sherif, Medidata's chairman and chief executive officer. "Clinical research continues to grow more complex, and our ability to deliver the leading end-to-end cloud platform, apply advanced analytics and augment this technology with our deep life sciences expertise, empowers our customers to meet this challenge, pursue opportunities, and ultimately improve patient outcomes."

Second Quarter 2017 Results

  Total revenue for the second quarter of 2017 was $137.4 million, an increase of $22.8 million, or 20%, compared with $114.6 million in the second quarter of 2016. Subscription revenue was $114.3 million, an increase of $17.5 million, or 18%, compared with the same period last year.
  Professional services revenue for the second quarter of 2017 was $23.1 million, an increase of $5.3 million, or 30%, compared with $17.9 million in the second quarter of 2016.
  GAAP operating income for the quarter was $13.7 million, up 23%, compared with $11.1 million in the second quarter of 2016. Non-GAAP operating income1 for the second quarter of 2017 increased to $32.1 million, up 27%, compared with $25.4 million a year ago.
  GAAP net income for the second quarter of 2017 was $8.3 million, or $0.14 per diluted share, up 33%, compared with $6.2 million, or $0.11 per diluted share, in the second quarter of 2016. Adjusted non-GAAP net income1 for the second quarter of 2017 was $18.8 million, or $0.31 per diluted share, up 27%, compared with $14.8 million, or $0.26 per diluted share, in the second quarter of 2016. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments.
  Cash flow from operations was $38.2 million in the second quarter of 2017, an increase of $9.0 million, or 31%, compared with $29.2 million a year ago. For the six-month period ending June 30, cash flow from operations was $60.7 million in 2017, an increase of $17.7 million, or 41%, compared with $43.0 million in 2016.
  Total cash, cash equivalents, and marketable securities were $535.0 million at the end of the second quarter, compared with $515.2 million on December 31, 2016.

Additional Highlights

  Remaining adjusted subscription backlog2 as of June 30, 2017 was $223 million, an increase of $34 million, or 18%, compared with $189 million a year ago.
  The Medidata Clinical Cloud® expanded through general availability of two new regulated content management (RCM) solutions - standard operating procedure (SOP) management and electronic trial master file (eTMF) archive. Customers have already begun to adopt these solutions, including the recently announced agreement with Theracos to deploy eTMF and eTMF archive.
  Medidata became the first technology vendor selected by the American Society of Clinical Oncology (ASCO) to present its scientific innovation at their annual conference, the premier cancer-focused scientific meeting. ASCO published two separate scientific findings, which highlight Medidata's ability to help clients accelerate clinical research, providing them unique value derived from our rich data assets and advanced data analytics. Medidata collaborated with Roche and Professor Don Berry, from The University of Texas MD Anderson Cancer Center, around our Synthetic Control Arm (SCA) offering for new findings in acute myeloid leukemia. Medidata partnered with Jason Mezey, associate professor at Cornell University and Weill Cornell Medical College, to present findings in breast cancer, with our Clinical Trial Genomics (CTG) offering.
  Medidata’s revenue retention rate3 was nearly 100%.

“Building upon a very strong first quarter, our business momentum continued in Q2, highlighted by 20% total revenue growth, 31% operating cash flow growth, and 120 bps of EBITDAO margin expansion,” said Rouven Bergmann, Medidata’s chief financial officer. “As evident in our financial results, customers are increasingly adopting Medidata’s integrated platform to drive digital innovation enabling high-powered data discovery, benchmarking, adaptive trial designs, predictive analytics and machine learning.”

Financial Outlook

For the full-year 2017, the Company is maintaining its previously stated total revenue and profitability guidance ranges, as follows:

  Total revenue between $538 and $562 million, representing up to 21% year-over-year growth at constant currency.
  Professional services revenue is now expected to be in the low $80 million dollar range, compared with the prior expectation of approximately $75 million. This reflects strong demand across many customers implementing the platform, data analytics, and strategic services.
  GAAP operating income between $61 and $69 million. Non-GAAP operating income4, which excludes the impact of depreciation, amortization of intangible assets, and stock-based compensation expense, between $131 and $139 million.
  GAAP net income between $31 and $36 million. Adjusted non-GAAP net income4, which excludes the impact of stock-based compensation, non-cash interest expense associated with convertible senior notes, and amortization, tax-effected at a 40% rate, between $69 and $74 million.
  While changes in the stock price could change the fully diluted share count, the Company is assuming 59.5 million fully diluted shares.

The operating and net income measures above reflect the Company’s non-GAAP financial guidance and the corresponding GAAP equivalents to its guidance.

Conference Call

The Company plans to host its investor conference call today at 8:00 a.m. Eastern time. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s website at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s website at http://investor.mdsol.com. A replay of the conference call can be accessed until Tuesday, August 1, 2017 by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 46890165. An archive of the call will also be hosted on the “Investor” section of Medidata’s website, http://investor.mdsol.com, for a limited period of time.

About Medidata

Medidata is reinventing global drug and medical device development by creating the industry's leading cloud-based solutions for clinical research. Through our advanced applications and intelligent data analytics, Medidata helps advance the scientific goals of life sciences customers worldwide, including over 850 global pharmaceutical companies, biotech, diagnostic and device firms, leading academic medical centers, and contract research organizations.

The Medidata Clinical Cloud® brings a new level of quality and efficiency to clinical trials that empower our customers to make more informed decisions earlier and faster. Our unparalleled clinical trial data assets provide deep insights that pave the way for future growth. The Medidata Clinical Cloud is the primary technology solution powering clinical trials for 18 of the world's top 25 global pharmaceutical companies and is used by 18 of the top 25 medical device developers—from study design and planning through execution, management and reporting.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including, but not limited to, statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our web hosting; integration activities, performance and financial impact of acquired companies; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain, and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the Company, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2016. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

(1) Non-GAAP Financial Information
Medidata provides non-GAAP operating income, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and adjustments to the fair value of contingent consideration. Adjusted non-GAAP net income excludes the tax-effected impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, non-cash interest expense on convertible senior notes, and adjustments to the fair value of contingent consideration. Management uses these non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation, amortization, and other non-cash charges, such as share-based compensation, and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Medidata’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. One limitation of non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

(2) Adjusted subscription backlog equals subscription backlog plus outstanding intra-year renewals valued at an amount equal to the contracts to be renewed.
(3) Revenue retention rate is calculated as the percentage of prior year revenue attributable to customers retained in the current year.
(4) A tabular reconciliation of forward-looking non-GAAP financial measures to the most comparable forward-looking GAAP measures is attached to this press release.

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016		2017	2016
Revenues
Subscription	$114,291	$96,760		$221,361	$186,728
Professional services	23,123	17,850		42,874	32,120
Total revenues	137,414	114,610		264,235	218,848
Cost of revenues (1)(2)
Subscription	17,017	15,600		34,146	29,929
Professional services	14,903	13,457		28,388	23,796
Total cost of revenues	31,920	29,057		62,534	53,725
Gross profit	105,494	85,553		201,701	165,123
Operating costs and expenses
Research and development (1)	35,884	28,267		65,821	56,495
Sales and marketing (1)(2)	32,784	27,609		62,893	53,067
General and administrative (1)	23,083	18,531		47,071	37,777
Total operating costs and expenses	91,751	74,407		175,785	147,339
Operating income	13,743	11,146		25,916	17,784
Interest and other income (expense)
Interest expense	(4,383)	(4,183)		(8,710)	(8,310)
Interest income	1,328	932		2,499	1,804
Other income (expense), net	—	3		—	(1)
Total interest and other expense, net	(3,055)	(3,248)		(6,211)	(6,507)
Income before income taxes	10,688	7,898		19,705	11,277
Provision for income taxes	2,438	1,688	(3)	1,937	492	(3)
Net income	$8,250	$6,210	(3)	$17,768	$10,785	(3)
Earnings per share
Basic	$0.15	$0.11	(3)	$0.32	$0.20	(3)
Diluted	$0.14	$0.11	(3)	$0.30	$0.19	(3)
Weighted average common shares outstanding
Basic	56,433	55,392		56,254	55,255
Diluted	59,835	56,875	(3)	59,051	56,813	(3)

(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$1,246	$1,239		$2,415	$2,449
Research and development	3,427	2,323		6,262	4,517
Sales and marketing	1,836	1,839		3,011	3,716
General and administrative	6,183	5,046		11,325	10,015
Total stock-based compensation	$12,692	$10,447		$23,013	$20,697

(2) Amortization of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$1,022	$314		$1,476	$393
Sales and marketing	119	85		202	109
Total amortization of intangible assets	$1,141	$399		$1,678	$502

(3) The three and six months ended June 30, 2016 have been recast to reflect our early adoption of Accounting Standards Update (ASU) No. 2016-09, Improvements to Share-Based Payment Accounting, consistent with the quarterly information presented in our Annual Report on Form 10-K for the year ended December 31, 2016.

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to Non-GAAP Operating Income and Adjusted Non-GAAP Net Income (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016		2017	2016
Operating income:
GAAP operating income	$13,743	$11,146		$25,916	$17,784
GAAP operating margins	10.0%	9.7%		9.8%	8.1%
Stock-based compensation	12,692	10,447		23,013	20,697
Depreciation and amortization	5,589	3,766		10,065	6,983
Contingent consideration adjustment (1)	58	—		58	—
Non-GAAP operating income	$32,082	$25,359		$59,052	$45,464
Non-GAAP operating margins	23.3%	22.1%		22.3%	20.8%
Net income:
GAAP net income	$8,250	$6,210	(4)	$17,768	$10,785	(4)
Stock-based compensation	12,692	10,447		23,013	20,697
Amortization	1,141	399		1,678	502
Non-cash interest expense on convertible senior notes (2)	3,648	3,455		7,246	6,863
Contingent consideration adjustment (1)	58	—		58	—
Tax impact on add-back items (3)	(7,016)	(5,721)		(12,798)	(11,225)
Adjusted non-GAAP net income	$18,773	$14,790	(4)	$36,965	$27,622	(4)
GAAP basic earnings per share	$0.15	$0.11	(4)	$0.32	$0.20	(4)
GAAP diluted earnings per share	$0.14	$0.11	(4)	$0.30	$0.19	(4)
Adjusted Non-GAAP basic earnings per share	$0.33	$0.27	(4)	$0.66	$0.50	(4)
Adjusted Non-GAAP diluted earnings per share	$0.31	$0.26	(4)	$0.63	$0.49	(4)

(1) Amount represents the change in fair value of acquisition-related contingent consideration liabilities.

(2) Amount represents non-cash interest expense, including amortization of debt discount and issuance costs, on our 1.00% convertible senior notes issued during the third quarter of 2013. We exclude this incremental non-cash interest expense for purposes of calculating adjusted non-GAAP net income. We believe that excluding these expenses from our non-GAAP measures is useful to investors because such incremental non-cash interest expense does not generate a cash outflow for the Company and the debt issuance costs do not represent a cash outflow for the Company except in the period the notes were issued; therefore both are not indicative of our continuing operations.

(3) Tax impact calculated using a 40% tax rate.

(4) The three and six months ended June 30, 2016 have been recast to reflect our early adoption of ASU No. 2016-09, consistent with the quarterly information presented in our Annual Report on Form 10-K for the year ended December 31, 2016.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three and six months ended June 30, 2017 and 2016. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and adjustments to the fair value of contingent consideration. Adjusted non-GAAP net income excludes the tax-affected impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, non-cash interest expense on convertible senior notes, and adjustments to the fair value of contingent consideration.

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except per share data)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$110,708	$93,519
Marketable securities	256,401	281,285
Accounts receivable, net of allowance for doubtful accounts of $1,298 and $1,041, respectively	111,233	115,216
Prepaid commission expense	3,511	1,842
Prepaid expenses and other current assets	30,846	20,382
Deferred income taxes	—	6,536
Total current assets	512,699	518,780
Restricted cash	5,513	5,760
Furniture, fixtures and equipment, net	71,162	58,461
Marketable securities, long-term	167,896	140,418
Goodwill	47,678	30,780
Intangible assets, net	20,014	5,090
Deferred income taxes, long-term	41,268	40,415
Other assets	22,625	18,181
Total assets	$888,855	$817,885
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,257	$6,202
Accrued payroll and other compensation	19,630	29,260
Accrued expenses and other	34,120	20,958
Deferred revenue	86,314	75,911
Total current liabilities	152,321	132,331
Noncurrent liabilities:
1.00% convertible senior notes, net	270,647	263,401
Deferred revenue, less current portion	2,159	1,703
Deferred tax liabilities	124	322
Other long-term liabilities	20,812	18,138
Total noncurrent liabilities	293,742	283,564
Total liabilities	446,063	415,895
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 200,000 shares authorized; 62,578 and 61,393 shares issued; 58,503 and 57,733 shares outstanding, respectively	626	614
Additional paid-in capital	454,856	418,497
Treasury stock, 4,075 and 3,660 shares, respectively	(128,991)	(114,204)
Accumulated other comprehensive loss	(3,826)	(5,276)
Retained earnings	120,127	102,359
Total stockholders' equity	442,792	401,990
Total liabilities and stockholders' equity	$888,855	$817,885

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)
	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net income	$17,768	$10,785
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,065	6,983
Stock-based compensation	23,013	20,697
Amortization of discounts or premiums on marketable securities	757	1,700
Deferred income taxes	2,535	(1,164)
Amortization of debt issuance costs	639	639
Amortization of debt discount	6,607	6,224
Provision for doubtful accounts	526	508
(Gain) loss on fixed asset disposal	(2)	4
Change in fair value of contingent consideration	58	—
Changes in operating assets and liabilities:
Accounts receivable	4,058	(7,729)
Prepaid commission expense	(4,661)	(2,931)
Prepaid expenses and other current assets	(13,031)	3,040
Other assets	1,171	(3,583)
Accounts payable	4,490	(1,932)
Accrued payroll and other compensation	(10,122)	(4,302)
Accrued expenses and other	5,313	7,715
Deferred revenue	10,634	9,206
Other long-term liabilities	884	(2,814)
Net cash provided by operating activities	60,702	43,046	(1)
Cash flows from investing activities
Purchase of furniture, fixtures and equipment	(16,642)	(13,425)
Purchase of available-for-sale securities	(157,228)	(144,136)
Proceeds from sale of available-for-sale securities	154,117	154,784
Acquisition of businesses, net of cash acquired	(22,941)	(17,142)
Net cash used in investing activities	(42,694)	(19,919)
Cash flows from financing activities
Proceeds from exercise of stock options	9,057	1,691
Proceeds from employee stock purchase plan	4,248	3,385
Acquisition of treasury stock	(14,785)	(13,797)
Repayment of notes payable	—	(100)
Net cash used in financing activities	(1,480)	(8,821)	(1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	414	397
Net increase in cash, cash equivalents and restricted cash	16,942	14,703
Cash, cash equivalents and restricted cash – Beginning of period	99,279	55,472	(2)
Cash, cash equivalents and restricted cash – End of period	$116,221	$70,175	(2)
(1) The consolidated statement of cash flows for the six months ended June 30, 2016 has been adjusted to reflect our early adoption of ASU No. 2016-09 during the third quarter of 2016, resulting in an offsetting increase of $5,048 thousand to net cash provided by operating activities and net cash used in financing activities.

(2) As a result of our early adoption of ASU. No. 2016-18 during the first quarter of 2017, the consolidated statement of cash flows for the six months ended June 30, 2016 has been adjusted to include restricted cash in beginning- and end-of-period cash.

MEDIDATA SOLUTIONS, INC.
Reconciliation of Forward-Looking GAAP Operating Income Guidance and GAAP Net Income Guidance to Non-GAAP Operating Income Guidance and Adjusted Non-GAAP Net Income Guidance (Unaudited)
(Amounts in millions, except per share data)

Estimated Full-Year 2017
GAAP operating income:	$61 - $69
Stock-based compensation (1)	47
Depreciation and amortization (1)	23
Non-GAAP operating income	$131 - $139

GAAP net income:	$31 - $36
Stock-based compensation (1)	47
Amortization (1)	2
Non-cash interest expense on convertible senior notes (1)	15
Tax impact on add-back items (2)	(26)
Adjusted non-GAAP net income	$69 - $74

(1)	Represents the estimated midpoint of our guidance range.
(2)	Tax impact estimated using a 40% rate.

CONTACT:
Investors:
Medidata Solutions
Anthony D’Amico, 732-767-4331
adamico@mdsol.com
or
Media:
Medidata Solutions
Erik Snider, 646-362-2997
esnider@mdsol.com